Exhibit 10.5 (A)

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into effective as of January 25, 2006 (the “Effective Date”), by and between Achaogen, Inc., a Delaware corporation (“Achaogen”), and Isis Pharmaceuticals, Inc., a Delaware corporation (“Isis”). Achaogen and Isis each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

WHEREAS, Achaogen wishes to develop and commercialize Aminoglycoside Products and Isis wishes to license to Achaogen the Aminoglycoside Program Intellectual Property so that Achaogen may develop and commercialize Aminoglycoside Products, on the terms set forth below;

NOW, THEREFORE, the Parties do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in Appendix I.

ARTICLE 2

GRANT OF RIGHTS

Section 2.1 License Grants.

2.1.1 Subject to the terms and conditions of this Agreement, Isis hereby grants to Achaogen an exclusive, worldwide license (with the right to sublicense) under the Aminoglycoside Program Intellectual Property to research, develop, make, have made, use, sell, offer for sale, have sold and import Aminoglycoside Products.

2.1.2 Conditions to Licenses. Achaogen will use commercially reasonable efforts (efforts and resources commonly used by a company of similar size in the pharmaceutical industry for products of similar commercial potential at a similar stage in their lifecycle) to develop and commercialize Aminoglycoside Products.

ARTICLE 3

PRODUCT DEVELOPMENT; EXCLUSIVITY AND REPLACEMENT

Section 3.1 Development/Commercialization/Regulatory Responsibilities. Achaogen is responsible for the continued research, development and commercialization of Aminoglycoside Products. Notwithstanding the foregoing, it is understood that Achaogen may research, develop and/or commercialize the Aminoglycoside Products alone, and through contractors, sublicensees and other third parties.

Section 3.2 Data; Transfer of Technology. Promptly after the Effective Date, Isis will disclose to Achaogen all data, results and information related to testing and studies under the Aminoglycoside Program (including analytical test results and non-clinical pharmacology and safety data) to the extent such data, results and/or information is [***] for the continued research, development and commercialization of Aminoglycoside Products and [***] for the research, development and commercialization of Aminoglycoside Products.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 3.3 Reports. Subject to Article 5, Achaogen will keep Isis reasonably informed with respect to its (including its Affiliates and sublicensees) activities and progress toward development and commercialization of Aminoglycoside Products, to the extent such information is known by Achaogen, by providing a written summary of such activities and progress to Isis every [***]. Achaogen will notify Isis of [***] any Aminoglycoside Product that is in development or on the market. Achaogen will provide such notice as soon as reasonably practicable after such event, but in any case prior to its public disclosure of such event (to the extent then known by Achaogen).

Section 3.4 Exclusivity. Beginning on the Effective Date and for a period of [***] thereafter, Isis will not engage, [***]. This Section 3.4 will not (i) limit the activities of any company which combines with Isis to the extent such company [***] prior to such combination, (ii) prevent Isis from [***], or (iii) prevent Isis from providing to Achaogen the consulting and support services contemplated in Section 3.5 below.

Section 3.5 Consulting. For [***] following the Effective Date Isis will provide up to [***] of consulting to Achaogen to aid in the development of Aminoglycoside Products (no more than [***]). Thereafter Isis will make its personnel reasonably available by telephone, to answer questions related to the Aminoglycoside Program. Additional hours of consulting requested by Achaogen, and agreed to by Isis, will be provided at a rate of [***].

Section 3.6 [***] Collaboration. Achaogen will make reasonable efforts to extend Isis’ collaboration with [***], including the Research Chair Funding Agreement dated April 24, 2003 between Isis and [***] (the “Funding Agreement”), though [***] as a condition for this Agreement. Any rights that Isis has to inventions related to the Aminoglycoside Program made under the Funding Agreement, either before or after the Effective Date will be treated as Aminoglycoside Program Patents hereunder. If Achaogen enters into a collaboration with [***], Isis will cooperate with Achaogen to have the [***] below directly transferred to Achaogen. Isis shall be free to collaborate with [***] and/or [***] outside the area of [***], provided that such collaboration does not [***] under the Funding Agreement or any successor agreement that either Isis or Achaogen may enter into with [***].

Section 3.7 Recruiting. With prior written consent from Isis, Achaogen may solicit [***]; provided, however, that Achaogen agrees that [***]. Achaogen will have no obligation to [***] will have no obligation to [***].

ARTICLE 4

FINANCIAL PROVISIONS

Section 4.1 Up-Front Payment by Achaogen. In consideration of the license granted by Isis to Achaogen hereunder, Achaogen will pay an up-front license fee of US$1,500,000 to Isis, the full amount of which will be, subject to Isis’ execution and delivery to Achaogen of a Stock Issuance Agreement (the “Stock Issuance Agreement”) in substantially the form attached hereto as Exhibit 4.1 and the requisite approval of Achaogen’s stockholders, paid by issuance

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and delivery of 1,071,428 shares of Achaogen’s Series A Preferred Stock pursuant to the Stock Issuance Agreement within thirty (30) days after the Effective Date. In connection with such issuance, Isis will become a party to that certain Investors’ Rights Agreement, Voting Agreement and Right of First Refusal and Co-Sale Agreement, each dated as of August 16, 2004, as amended through the date hereof. In the event Achaogen does not obtain the required stockholder approvals, and issue the above-described shares to Isis, within thirty (30) days after the Effective Date, Isis may terminate this Agreement upon written notice to Achaogen (in which case this Agreement, including without limitation Article 2 above and Article 7 below, shall be of no force or effect).

Section 4.2 Sublicense Revenue. In further consideration of the license granted by Isis to Achaogen hereunder, Achaogen will pay Isis [***] of Sublicense Revenue; provided however, in no event shall: (i) Achaogen’s combined cumulative obligation under this Section 4.2 and Section 4.3 with respect to the first Aminoglycoside Product exceed the sum of the milestones payments specified in Section 4.3 (i.e., $19,500,000 (U.S.)), (ii) Achaogen’s combined cumulative obligation under this Section 4.2 and Section 4.4 with respect to the second sublicensed Aminoglycoside Product exceed the sum of the milestones payments specified in Section 4.4 (i.e., $9,750,000 (U.S.)), and (iii) Achaogen’s combined cumulative obligation under this Section 4.2 and Sections 4.3 and 4.4, exceed in any event the sum of the milestones payments specified in Sections 4.3 and 4.4 (i.e., $29,250,000 (U.S.)). The share of Sublicense Revenue owed to Isis pursuant to this Section 4.2 is due and payable within [***] days after the date on which Achaogen receives such Sublicense Revenue. Furthermore, Achaogen may credit any payments made to Isis under this Section 4.2 against milestone payments otherwise due under Section 4.3 and Section 4.4 that have not yet been paid. Similarly, Achaogen may credit any payments made to Isis under Sections 4.3 or 4.4 against any payments that are or become due under this Section 4.2. An example of the foregoing credits is described in Exhibit 4.2 hereto.

Section 4.3 Milestone Payments by Achaogen for First Aminoglycoside Product. In further consideration of the license granted by Isis to Achaogen hereunder, Achaogen will pay to Isis the applicable milestone payment set forth below not more than [***] days after first achievement by Achaogen or its Affiliates (or within [***] days if first achieved by a sublicensee) of each of the following events for the first Aminoglycoside Product to reach each such milestone:

Event	Payment
Filing an IND	$1,000,000 (U.S.), subject to Section 4.8.2
Initiation of Phase II Clinical Trial	$2,000,000 (U.S.), subject to Section 4.8.2
Initiation of Phase III Clinical Trial	$4,000,000 (U.S.)
[***]	$[***] (U.S.)
[***]	$[***] (U.S.)

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

For purposes of clarification, if there are multiple Aminoglycoside Products in development, the above milestones will be deemed to be achieved upon the first of the Aminoglycoside Products to reach such milestone and will not necessarily be based upon the [***]. Any milestone payments shall be made no more than once and no amounts shall be due hereunder for any subsequent or repeated achievement of such milestones. The Parties acknowledge and agree that the amount to be paid to Isis under this Section 4.3 (Milestone Payments by Achaogen for First Aminoglycoside Product) shall in no event exceed $19,500,000 (U.S.).

Section 4.4 Milestone Payments by Achaogen for Second Aminoglycoside Product. In further consideration of the license granted by Isis to Achaogen hereunder, Achaogen will pay to Isis the applicable milestone payment set forth below not more than [***] days after first achievement by Achaogen or its Affiliates (or within [***] days if first achieved by a sublicensee) of each of the following events for the second Aminoglycoside Product to reach such milestone:

Event	Payment
[***]	[***]

For purposes of clarification, if there are multiple Aminoglycoside Products in development, the above milestones will be deemed to be achieved upon the second of the Aminoglycoside Products to reach such milestone and will not necessarily be based upon [***]. Any milestone payments shall be made no more than once and no amounts shall be due hereunder for any subsequent or repeated achievement of such milestones. The Parties acknowledge and agree that the amount to be paid to Isis under this Section 4.4 (Milestone Payments by Achaogen for Second Aminoglycoside Product) shall in no event exceed $9,750,000 (U.S.).

Section 4.5 Milestone Payment for Net Sales. Achaogen will pay to Isis a one-time, non-creditable milestone payment of $[***] upon the first achievement of (a) annual Net Sales of all Aminoglycoside Products exceeding $[***] in the aggregate in a given calendar year and (b) annual Net Sales of all Aminoglycoside Products exceeding $[***] in the aggregate in a given calendar year. Any milestone payments shall be made no more than once with respect to the achievement of such milestone and no amounts shall be due hereunder for any subsequent or repeated achievement of such milestones. The Parties acknowledge and agree that the amount to be paid to Isis under this Section 4.5 (Milestone Payment for Net Sales) shall in no event exceed $20,000,000 (U.S.). For purposes of clarification, it is possible for both of the milestones due under this Section 4.5 to become due and payable in the same calendar year.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 4.6 Royalty Payments by Achaogen.

4.6.1 Base Royalty. As additional consideration of the rights and licenses granted by Isis to Achaogen herein, Achaogen will pay Isis a royalty equal to [***]% of Net Sales of Aminoglycoside Products. In no event shall more than one royalty be due under this Section 4.6.1 with respect to any Aminoglycoside Product.

4.6.2 UM Royalty. In addition to the foregoing, Achaogen will reimburse Isis the [***] royalty on Net Sales of Aminoglycoside Products due from Isis to Université de Montréal under the Funding Agreement (the “UM Royalty”); provided, however, if the Funding Agreement is replaced by an agreement between Achaogen and Université de Montréal which eliminates the UM Royalty payment due from Isis under the Funding Agreement, Achaogen will no longer be required to pay the UM Royalty to Isis. In no event will the royalty owed to Isis under this Section 4.6.2 exceed the royalty actually paid by Isis to Université de Montréal under the Funding Agreement on Net Sales of Aminoglycoside Products.

4.6.3 Royalty Term. The royalties due to Isis under Section 4.6.1 shall be payable on a country-by-country and product-by-product basis for sales of Aminoglycoside Products by Achaogen, its Affiliates or sublicensees after the date of the first commercial sale of an Aminoglycoside Product until the later of (a) ten (10) years from the date of first commercial sale of such Aminoglycoside Product in the first Major Market; and (b) the abandonment, revocation, invalidation or expiration of the last Valid Claim within the Aminoglycoside Program Patents or Derivative Patents covering such Aminoglycoside Product. Notwithstanding the foregoing, (i) the term described in (b) shall not in any case extend for more than 20 years after the first commercial sale of such Aminoglycoside Product in the first Major Market, and (ii) solely with respect to Net Sales by a sublicensee, shall not extend beyond the term (i.e., if less than such 20-year period) during which Achaogen is receiving royalties from such sublicensee on such Net Sales.

4.6.4 Third Party Licenses. Achaogen will be responsible for any third party licenses that may be necessary or useful or may relate to the development, commercialization or sale of Aminoglycoside Products. Achaogen may reduce the royalties due to Isis under Section 4.6.1 above on a country-by-country and product-by-product basis by [***]% of the royalty due by Achaogen under any license agreement with a third party licensor under any intellectual property (including any Patents) necessary to make, use or sell an Aminoglycoside Product [***] beginning with the date such royalties are actually paid to such third party licensor. Notwithstanding the foregoing, in no event will a royalty due to Isis on Net Sales of an Aminoglycoside Product be reduced by more than [***]% (to a minimum royalty due to Isis of [***]%).

4.6.5 Combination Products. In the event that an Aminoglycoside Product is sold for a single price in combination with another therapeutically active ingredient, or other product or service, for which no royalty would be due hereunder if sold separately, Net Sales from such combination sales, for purposes of calculating the applicable royalty rate and the applicable royalty due under Section 4.6.1 (Base Royalty) shall be calculated by multiplying the Net Sales of the combination product by the fraction A/(A + B), where A is the average gross selling price during the previous calendar quarter of the Aminoglycoside Product sold separately and B is the gross selling price during the previous calendar quarter of the therapeutically active ingredient, product or service. In the event that separate sales of the Aminoglycoside Product or

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the additional therapeutically active ingredient, product or service were not made during the previous calendar quarter, then the Net Sales shall be reasonably allocated in good faith between such Aminoglycoside Product and such other active ingredient, product or service; provided, however, that upon the request of Isis, such allocation shall be agreed upon by the Parties separately, or failing agreement, determined in accordance with Section 11.4 (Dispute Resolution) below.

4.6.6 Generic Competition. In any country where Generic Competition exists during the Term, as long as such Generic Competition exists in such country, the otherwise applicable royalty due under this Section 4.6 with respect to Net Sales of the corresponding Aminoglycoside Product in such country shall be reduced by [***]; provided, however, any pass through royalties due Isis under such Sublicense will only be reduced to [***] but in no event will the royalty due to Isis be reduced by more than [***] under this Section 4.6.6.

Section 4.7 Timing of Royalty and Milestone Payments. The royalties from Achaogen to Isis set forth in Section 4.6 will become due and payable within [***] days after the end of each calendar quarter and will be calculated based on Net Sales in the calendar quarter. The Milestone Payments for Net Sales from Achaogen to Isis set forth in Section 4.5 will become due and payable within [***] days immediately following the end of the calendar year for which the milestone accrued. Royalties on Net Sales by Sublicensees will be due in the quarter in which Achaogen receives payment on such Net Sales from the Sublicensee, but in no event later than the next calendar quarter after the Sublicensee made such Net Sales.

Section 4.8 Payment Method.

4.8.1 Any amounts due to Isis under this Agreement will be paid in U.S. dollars, by wire transfer in immediately available funds to an account designated by Isis. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement will bear simple interest at an annual rate equal to the lesser of the prime rate as published in The Wall Street Journal, Eastern Edition, on the first day of each calendar quarter in which such payments are overdue, plus [***] or the maximum rate permitted by law, calculated on the number of days such payment is delinquent and based on a 365 day year.

4.8.2 Notwithstanding the foregoing in Section 4.8.1:

(a) if [***]the Milestone Payments due under Section 4.3 for achieving the [***] are achieved [***] Achaogen may elect to pay up to [***] (but only to the extent allowable in (b) below) of the such Milestone Payments by, at Isis’ option either:

(i) issuing equity securities of Achaogen to Isis on the [***], or

(ii) by issuing a convertible promissory note convertible into the equity securities (including any warrants or derivatives) to Isis on the [***];

(b) provided, however, that Isis’ ownership interest in Achaogen cannot exceed [***] on an as issued basis.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) The remaining portion of the above referenced Milestone Payments, and payments for all other milestones, will be payable in U.S. dollars as set forth above in Section 4.8.1.

Section 4.9 Currency; Conversion. All payments due hereunder and Net Sales calculations will be reflected in U.S. dollars. If any currency conversion is required to reflect Net Sales in U.S. dollars, such conversion will be made by using the average of the exchange rates for the purchase and sale of U.S. dollars as published in The Wall Street Journal, Eastern Edition, on the last business day of the calendar quarter to which such payments relate.

Section 4.10 Records Retention; Audit.

4.10.1 Record Retention. Achaogen will maintain (and will require that its sublicensees maintain) complete and accurate books and records of their Net Sales with respect to each Aminoglycoside Product, in each case in sufficient detail to confirm the accuracy of any payments required hereunder and in accordance with generally accepted accounting procedures of the United States (GAAP), which books, records and accounts will be retained by Achaogen until 3 years after the end of the period to which such books and records pertain.

4.10.2 Audit. Isis will have the right to have an independent certified public accounting firm, reasonably acceptable to Achaogen, upon reasonable prior written notice, examine Achaogen’s records (and to the extent Achaogen is able to secure for Isis the right to audit its sublicensees, the records of its sublicensees) during regular business hours as may be reasonably necessary to verify the accuracy of Net Sales and Sublicense Revenue received not more than [***] prior to the date of such request; provided, however, that Isis will not exercise the right to conduct such audit more than once in any calendar year or more than once with respect to any calendar quarter. To the extent that Achaogen does not have the right to grant Isis the right to audit its sublicensees’ books and records hereunder, Achaogen shall obtain for itself such right and, at the request of Isis, Achaogen shall exercise such audit right with respect to sublicensees and provide the results of such audit for inspection by Isis pursuant to this Section 4.10.2. Isis will bear the cost of such audit unless the audit reveals an underpayment to Isis of more than [***] for the audited period, in which case Achaogen will bear the cost of the audit. All information contained in reports provided to Isis in connection with payments made under this Article 4, or learned by Isis under this Section 4.10.2, shall be Achaogen’s Confidential Information.

4.10.3 Payment of Additional Amounts. If, based on the results of such audit, additional payments are owed by Achaogen under this Agreement, Achaogen will make such additional payments, with interest as set forth in Section 4.8, within [***] after the date on which such accounting firm’s written report is provided to Achaogen.

ARTICLE 5

CONFIDENTIALITY

Section 5.1 Disclosure and Use Restriction. Except as expressly provided herein, the Parties agree that, for the Term and for [***] years thereafter, each Party will keep completely confidential and will not publish, submit for publication or otherwise disclose, and will not use for any purpose except for the purposes contemplated by this Agreement, any Confidential Information received from the other Party. Other than expressly set forth herein, during the Term, Isis shall not disclose any of its own Confidential Information relating to Aminoglycoside Products.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.1.1 Authorized Disclosure. Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

(a) made in response to a valid order of a court of competent jurisdiction; provided, however, that in each case such Party will first have given notice to such other Party and given such other Party a reasonable opportunity to take appropriate action; provided, further, that in each case, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order, as determined in good faith by counsel to the Party that is obligated to disclose Confidential Information pursuant to such order;

(b) otherwise required by law or regulation; provided, however, that the Party that is so required will provide such other Party with notice of such disclosure in advance thereof to the extent practicable;

(c) made as required by applicable securities laws and regulations or made to a regulatory authority in connection with its development or commercialization of an Aminoglycoside Product pursuant to this Agreement, including without limitation as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures will be taken to assure confidential treatment of such information;

(d) made by such Party, in connection with the performance of this Agreement, to such Party’s sublicensees, directors, officers, employees, consultants, representatives or agents, or to other third parties, in each case on a need to know basis and solely for use of such information as permitted in this Agreement, and provided that each individual and entity to whom such Confidential Information is disclosed is bound in writing to non-use and non-disclosure obligations at least as restrictive as those set forth in this Article 5; or

(e) made by such Party to existing or potential acquirers, existing or potential pharmaceutical collaborators, investment bankers, accountants, attorneys, existing or potential investors, merger candidates, partners, venture capital firms or other financial institutions or investors for use of such information as permitted in this Agreement, and provided that each individual and entity to whom such Confidential Information is disclosed is bound in writing to non-use and non-disclosure obligations at least as restrictive as those set forth in this Article 5.

Section 5.2 Press Releases. Press releases or other similar public communication by either Party disclosing the terms of this Agreement, including Confidential Information of the other Party disclosed to a Party under Section 3.3, [***]. The foregoing notwithstanding, communications required by applicable law, and disclosures of information for which [***], but will be provided to the other Party as soon as practicable after the release or communication thereof. In addition, Achaogen agrees that Isis may [***].

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6

INTELLECTUAL PROPERTY

Section 6.1 Ownership of Inventions

6.1.1 As between the Parties, Achaogen shall solely own any inventions made solely by Achaogen employees (i.e., without inventive contribution by employees of Isis) in the course of the performance of any work under this Agreement. Inventions made jointly by employees of Isis and Achaogen shall be owned jointly by Isis and Achaogen. Notwithstanding the foregoing, [***] shall [***]. [***] in evidencing, perfecting and obtaining [***].

6.1.2 Inventorship and rights of ownership of inventions shall be determined in accordance with United States patent law. It is understood that except as otherwise provided in this Agreement or as the Parties may otherwise agree in writing, neither Party shall have any obligation to account to the other Party for profits, or to obtain any approval of the other Party to license, assign, mortgage or exploit a jointly owned invention by reason of joint ownership of any such invention, and may otherwise undertake all activities a sole owner might undertake with respect to such inventions without the consent of and without accounting to the other joint owner, and each Party hereby waives any right it may have under the laws of any jurisdiction to require such consent or accounting.

Section 6.2 Prosecution of Patents.

6.2.1 Aminoglycoside Program Patents.

(a) Subject to Section 6.2.2, Achaogen will be responsible for and, at its expense, will prosecute and maintain (including conducting interferences, oppositions, obtaining reexaminations, reissuances, patent term extensions and other similar proceedings) throughout the world [***]. As soon as practicable following the Effective Date, Isis will transfer the subject patent files to Achaogen and will execute such documents and perform such acts as may be reasonably necessary for Achaogen to take control of such patent prosecution and maintenance.

(b) Subject to Section 6.2.2, Achaogen will have the right, at its expense, to prepare, file, prosecute and maintain throughout the world [***].

(c) It is the intention of the Parties to secure broad patent protection for inventions and the Parties will cooperate with each other in furtherance of this intention. Achaogen will, in a timely manner, provide Isis with copies of all draft applications, responses and other substantive papers relating to the filing, prosecution and maintenance (including the verification of all fees and annuities) of [***] and will provide Isis with an opportunity to comment on any draft applications, responses or amendments at least [***] prior to filing and incorporate any Isis comments. Achaogen will discuss foreign filing decisions (including [***]) with Isis at least [***] before any foreign filing decisions are due.

6.2.2 Discontinued Patents. If under Section 6.2.1 Achaogen elects to discontinue the preparation, filing, prosecution and/or maintenance of any particular applications or patents in the [***] in a selected jurisdiction, Achaogen will give [***] days advance written notice to Isis of any such election regarding such Patent (a “Discontinued Patent”). In such case,

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Isis may elect to continue preparation, filing, prosecution and/or maintenance of such Discontinued Patent in such jurisdiction at its expense, and thereafter (i) [***], and (ii) [***]. In the event that Isis elects to assume control of the preparation, filing, prosecution and/or maintenance of any Discontinued Patent as provided for in this Section 6.2.2, Achaogen will transfer the Discontinued Patent files to Isis and will execute such documents and perform such acts as may be reasonably necessary for Isis to take control of such patent preparation, filing, prosecution and maintenance.

Section 6.3 Enforcement of Patents

6.3.1 Rights and Procedures. If any third party is, in the reasonable opinion of either Party, within any jurisdiction, infringing any [***], the Party learning of such infringement will promptly notify the other Party and provide it with any reasonably available evidence of such possible infringement.

(a) Achaogen will have the first right to take steps to abate the infringement and/or bring and control any action or proceeding with respect to such infringement and will bear all expenses thereof, and Isis will have the right, at its own expense, to be represented in any such action or proceeding. In this regard, Achaogen shall be entitled to use its good faith discretion in determining (i) whether to contact and/or institute any action or proceeding against an alleged third party infringer; (ii) the timing of any contact with an alleged third party infringer and/or action or proceeding to be instituted against an alleged third party infringer; (iii) the location of any action or proceeding to be instituted against an alleged third party infringer; and (iv) should there be more than one alleged third party infringer, which alleged infringer to contact regarding its alleged infringement or against whom any action or proceeding is to be brought; provided, however, that, if within [***] after having been requested by Isis to initiate an enforcement action against the alleged infringement of the Aminoglycoside Program Patents by a third party, Achaogen shall have been unsuccessful in persuading the alleged infringer to cease and desist and shall not have brought and/or be diligently prosecuting an infringement action (itself or through its sublicensees), or shall not have begun bona fide negotiations regarding the terms under which Achaogen would grant a sublicense to the alleged infringer, or if Achaogen earlier notifies Isis in writing of its intent not to take such steps, then, and in those events only, Isis will have the right, but not the obligation, to take steps to abate the infringement and/or bring and control any action or proceeding with respect to such infringement at its expense, and Achaogen will have the right, at its own expense, to be represented in any such action or proceeding. If Isis requests that Achaogen bring an action with respect to such infringement and Achaogen believes it is not commercially reasonable to bring such actions, the Executive Officers will meet as soon as reasonably possible thereafter and in good faith attempt to reach agreement on commercially reasonable actions to curtail or eliminate such infringement.

(b) The Party not enforcing the applicable Patent will provide reasonable assistance to the enforcing Party (at such enforcing Party’s expense), including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent necessary to allow the enforcing Party to maintain the action.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.3.2 Recovery.

(a) Any amounts recovered by Achaogen in connection with or as a result of any action or proceeding contemplated by Section 6.3.1(a), whether by settlement or judgment, will first be used to reimburse the Parties for their reasonable out-of-pocket costs and expenses in making such recovery (which amounts will be allocated pro rata based on each Party’s costs and expenses if insufficient to cover the totality of such costs expenses), with any remainder going to [***].

(b) If, however, a sublicense to the infringer is issued in connection with or as a result of any action or proceeding contemplated by Section 6.3.1(a), after reimbursing the Parties for their reasonable out-of-pocket costs and expenses in making such recovery (which amounts will be allocated pro rata based on each Party’s costs and expenses if insufficient to cover the totality of such costs expenses), (i) [***] and (ii) [***] herein.

(c) Any amount recovered by Isis in connection with or as a result of any action or proceeding contemplated by Section 6.3.1(a), whether by settlement or judgment, will first be used to reimburse the Parties for their reasonable out-of-pocket costs and expenses in making such recovery (which amounts will be allocated pro rata based on each Party’s costs and expenses if insufficient to cover the totality of such costs expenses), with any remainder [***].

Section 6.4 Defense. If Achaogen, its Affiliate, sublicensee, manufacturer, distributor or other customer is sued by a third party charging infringement of patent rights that cover the manufacture, use, or sale of an Aminoglycoside Product, Achaogen will promptly notify Isis. If Achaogen, its Affiliates or sublicensees is required to pay amounts to a third party with respect to the manufacture, sale or use of an Aminoglycoside Product as a result of a final judgment or settlement of an infringement claim (“Infringement Payments”), [***] of such Infringement Payments may be credited against the royalties paid to Isis under Section 4.6.1 above, as follows: (i) with respect to any royalties paid to Isis under Section 4.6.1 above for such Aminoglycoside Product prior to such Infringement Payments, [***] shall be [***] of the Infringement Payments attributable to such period and Achaogen may credit the amount of such reduction against royalties otherwise due under Section 4.6.1; and (ii) [***].

ARTICLE 7

TERM AND TERMINATION

Section 7.1 Term. Unless earlier terminated in accordance with the provisions of this Article 7, the term of this Agreement (the “Term”) commences upon the Effective Date and will continue until expiration of all obligations to pay royalties under Section 4.6, provided that Achaogen’s license with respect to the Aminoglycoside Program Know-How shall survive the expiration, (but not an earlier termination, except as provided in Section 7.4 below) of this Agreement.

Section 7.2 Termination for Cause.

7.2.1 Other than Non-Payment. Subject to Section 7.2.2, this Agreement may be terminated by either Party upon 60 days’ written notice to the other Party in the event of a material breach of this Agreement by the other Party and the breach is not cured within such 60-day period. Notwithstanding the foregoing, in the event the other Party disputes that it is in

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

material breach of this Agreement, subject to such 60-day period, the dispute will be referred to the attention of the Chief Executive Officer of Achaogen and the Executive Vice President of Isis (the “Executive Officers”). The Executive Officers will meet as soon as reasonably possible thereafter and in good faith attempt to resolve such dispute and attempt to resolve the underlying breach. If, within 30 days after such matter is referred to them, the Executive Officers are unable to resolve such dispute or resolve the underlying breach then, the dispute regarding whether there has been a material breach of the Agreement will referred for resolution by arbitration pursuant to Section 11.4. If the arbitrator determines that the agreement has been materially breached and the breaching Party fails to cure such breach within 60 days of such determination, the non-breaching Party shall thereafter be entitled to terminate this Agreement without further delay and pursue any rights and remedies available to such Party (at law or in equity).

7.2.2 Non-Payment. Without limiting rights otherwise available to it (including under this Agreement), this Agreement may be terminated by Isis upon 30 days’ written notice to Achaogen in the event Achaogen fails to timely make any undisputed payment hereunder when due by Achaogen, and such breach is not cured within such 30-day period.

Section 7.3 Termination by Achaogen Without Cause. Achaogen may terminate this Agreement, in its entirety, or as to any particular Aminoglycoside Product, at any time by giving Isis at least sixty (60) days prior written notice. From and after the effective date of a termination under this Section 7.3 with respect to a particular Aminoglycoside Product, the license granted under Section 2.1 above shall terminate with respect to such Aminoglycoside Product, and the same shall cease to be an Aminoglycoside Product for all purposes of this Agreement. Upon a termination of this Agreement in its entirety under this Section 7.3, all rights and obligations of the Parties shall terminate, except as provided in Section 7.4 below.

Section 7.4 Consequences of Termination.

7.4.1 Licenses to Achaogen. Upon termination of this Agreement for any reason, the licenses granted by Isis to Achaogen hereunder will terminate. Notwithstanding the foregoing, any Sublicense granted by Achaogen hereunder shall survive, provided that (i) such sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement and agrees to pay directly to Isis all applicable milestones and royalties due hereunder that accrue following termination of this Agreement based on the Sublicensee’s exercise of such Sublicense, and (ii) such sublicensee is not itself in breach of this Agreement.

7.4.2 Effect of Termination by Isis for Cause or by Achaogen Without Cause.

(a) Return of Materials. In the event this Agreement is terminated in its entirety by Isis pursuant to Section 7.2 (Termination for Cause), or terminated by Achaogen pursuant to Section 7.3 (Termination by Achaogen Without Cause), Achaogen shall return to Isis all written Isis Confidential Information and all copies thereof, and Achaogen shall promptly assign to Isis or Isis’ designee, all approvals, permits, and registrations (including all INDs and NDAs) obtained by Achaogen from a regulatory authority with respect to Aminoglycoside Products unless local laws prohibit such assignment, in each case to the extent that Achaogen has the right to make such return and/or assignment. Further, subject to Section 7.4.1 above,

Achaogen and its controlled Affiliates will immediately (i) cease selling any Aminoglycoside Products, (ii) cease all research and/or development programs related to Aminoglycoside Products, and (iii) make any payments which have accrued under Article 4 and provide Isis with a final accounting for Net Sales of any Aminoglycoside Products.

(b) Licenses to Isis. In addition, upon such termination Achaogen agrees to grant to Isis a non-exclusive license under any [***],in each case solely for the purpose of making, having made, using, selling, offering for sale and importing [***]. Notwithstanding the foregoing and Section 7.4.2(a), Achaogen shall have no obligation to grant such license to Isis, or to assign to Isis any approvals, permits, and registrations to the extent relating to any Aminoglycoside Product within a Sublicense granted hereunder if (i) such sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement and agrees to pay directly to Isis all applicable milestones and royalties due hereunder that accrue following termination of this Agreement based on the Sublicensee’s exercise of such Sublicense, and (ii) such sublicensee is not itself in breach of this Agreement.

7.4.3 Effect of Termination by Achaogen for Cause. In the event this Agreement is terminated by Achaogen pursuant to Section 7.2 (Termination for Cause), each Party shall return to the other all documents and other tangible objects containing or representing Confidential Information of such other Party. Further, Achaogen will make any payments which have accrued as of the date of such termination under Article 4 and provide Isis with a final accounting for Net Sales of any Aminoglycoside Products. Notwithstanding the foregoing, Achaogen shall have no obligation to return the Isis Confidential Information provided to a sublicensee to the extent such Confidential Information relates to any Program Compound and/or the Aminoglycoside Product that is within a Sublicense granted hereunder if such sublicensee agrees to be bound by the applicable terms of this Agreement and agrees to pay directly to Isis all applicable milestones and royalties due hereunder that accrue following termination of this Agreement based on the Sublicensee’s exercise of such Sublicense, and (ii) such sublicensee is not itself in breach of this Agreement.

Section 7.5 Accrued Rights; Surviving Obligations.

7.5.1 Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights (including financial compensation) that have or will accrue to the benefit of a Party prior to such termination or expiration.

7.5.2 Survival. Articles 5, 9 and 11, and Sections 4.10, 6.1, 7.4 and 7.5 of this Agreement will survive termination or expiration of this Agreement for any reason.

ARTICLE 8

RIGHTS IN BANKRUPTCY

Section 8.1 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Isis or Achaogen are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the Party hereto that is not a Party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

ARTICLE 9

INDEMNIFICATION AND INSURANCE

Section 9.1 Indemnification of Isis. Achaogen will indemnify Isis and each of its directors, officers, employees and agents (“Isis Parties”) and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) to the extent arising from or occurring as a result of any and all liability suits, investigations, claims or demands by a third party (collectively, “Losses”) arising from or occurring as a result of or in connection with (a) [***], or (b) breach by Achaogen of any representations, warranties, or covenants set forth in Article 10 of this Agreement. Notwithstanding the foregoing, Achaogen will have no obligations under this Section 9.1 to the extent Losses arise from the (x) gross negligence or willful misconduct (including non-compliance with any applicable laws and regulations) on the part of an Isis Party or (y) breach by Isis of any representations, warranties, or covenants set forth in this Agreement.

Section 9.2 Indemnification of Achaogen. Isis will indemnify Achaogen and its directors, officers, employees and agents (“Achaogen Parties”), and defend and hold each of them harmless, from and against any and all Losses to the extent arising from or occurring as a result of or in connection with (a) [***] or (b) breach by Isis of any representations, warranties, or covenants set forth in Article 10 of this Agreement. Notwithstanding the foregoing, Isis will have no obligations under this Section 9.2 to the extent Losses arise from or occurs as a result of or in connection with (x) gross negligence or willful misconduct (including noncompliance with any applicable laws and regulations) on the part of an Achaogen Party or (y) breach by Achaogen of any representations, warranties, or covenants set forth in this Agreement.

Section 9.3 Each Party’s agreement to indemnify and hold the other harmless is conditioned upon the indemnified Party (a) providing written notice to the indemnifying Party of any claim, demand or action arising out of the indemnified activities within [***] after the indemnified Party has knowledge of such claim, demand or action, (b) permitting the indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such claim or demand, (c) assisting the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation of, preparation of and defense of any such claim or demand and (d) not compromising or settling such claim or demand without the indemnifying Party’s prior written consent; provided, however, that, if the Party entitled to indemnification fails to promptly notify the indemnifying Party pursuant to the foregoing clause (a), the indemnifying Party will only be relieved of its indemnification obligation to the extent prejudiced by such failure.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 9.4 Insurance. Achaogen will have and maintain such types and amounts of liability insurance (including product liability insurance) as is normal and customary in the industry generally for parties similarly situated, and will upon request provide Isis with a certificate of insurance. Achaogen will promptly notify Isis of any material change in insurance coverage or lapse in coverage in that regard.

Section 9.5 Applicable Laws. Achaogen and its sublicensees will comply with all applicable laws and regulations in connection with the development and commercialization of Aminoglycoside Products.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

Section 10.1 Representations, Warranties and Covenants. Each Party hereby represents, warrants and covenants to the other Party as of the Effective Date as follows:

10.1.1 Corporate Authority. Such Party (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

10.1.2 Consents, Approvals, etc. All necessary consents, approvals and authorizations of any Regulatory Authority and other parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

10.1.3 Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable law or any provision of the articles of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way and (b) do not conflict with, violate, or breach or constitute a default or require any consent not already obtained under, any contractual obligation or court or administrative order by which such Party is bound.

Section 10.2 Isis Representations, Warrants, and Covenants. Isis hereby represents, warrants and covenants to Achaogen as of the Effective Date as follows:

10.2.1 Isis has the sufficient legal and/or beneficial title and ownership of the Aminoglycoside Program Intellectual Property as is necessary to fulfill its obligations under this Agreement and to grant the licenses (or sublicenses, as the case may be) to Achaogen pursuant to this Agreement; (ii) Isis agrees not to transfer ownership of Aminoglycoside Program Intellectual

Property to any third party during the period of this Agreement unless such transferee expressly takes such Aminoglycoside Program Intellectual Property subject to the rights and licenses granted to Achaogen under this Agreement; (iii) the Patents listed in Appendix 2 have not been assigned, transferred, conveyed or otherwise encumbered, and Isis has the right to exclusively license the Patents listed in Appendix 2 to Achaogen; (iv) all existing research and preclinical data, information and know how with respect to the Isis Identified Compounds developed by or under authority from Isis or its Affiliates is owned by Isis (except for those items that are subject the Funding Agreement), (v) Isis is not aware of any Patents owned by or in which Isis or its Affiliates has any rights or an interest, other than the Aminoglycoside Program Patents, that are necessary to develop or manufacture Isis Identified Compounds

10.2.2 To Isis’ actual knowledge (with no duty to conduct an investigation) as of the Effective Date, neither the manufacture, sale nor use of Isis Identified Compounds as contemplated hereunder would be covered by Patents of any third party.

10.2.3 There is no matter within the actual knowledge of Isis that Isis has intentionally or knowingly failed to disclose to Achaogen which, by itself or in connection with any other matters, is material to the evaluation of the Isis Identified Compounds.

Section 10.3 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 10.1 or SECTION 10.2, ACHAOGEN AND ISIS MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ACHAOGEN AND ISIS EACH SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Assignment. Neither Party will sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder without the prior written consent of the other Party; provided, however, that (a) either Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party to (i) an Affiliate, provided such Affiliate agrees to be bound by the terms of this Agreement and such transfer does not relieve Achaogen of any of its obligations hereunder, or (ii) any third party successor in interest with which it has merged or consolidated, or to which it has assigned or transferred all or substantially all of its assets or business to which this Agreement relates if, in any such event, the third party assignee, transferee or successor assumes in writing all of the assigning or transferring Party’s obligations under this Agreement or (b) [***]. Any purported assignment or transfer in violation of this Section will be void ab initio and of no force or effect.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 11.2 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, such adjudication will not affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions will remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

Section 11.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of California, without reference to its principles of conflicts of law.

Section 11.4 Dispute Resolution.

11.4.1 Any dispute that arises under this Agreement will be first referred to the Executive Officers for resolution as set forth in Section 7.2.1 above. In the event that the Executive Officers fail to resolve the dispute, the Parties may agree to refer the dispute to arbitration; provided, however, that any dispute relating to the construction or validity of any Aminoglycoside Program Patent will not be subject to arbitration under this Section 11.4.

11.4.2 Arbitration Proceedings. If the Parties pursue arbitration proceedings under Section 7.2.1 or 11.4.1 above, the dispute will be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration will be conducted by a single arbitrator experienced in the business and technology which is the subject of this Agreement. The place of arbitration will be in either San Diego, CA or San Francisco, CA. Either Party may apply to the arbitrators or to a court for interim injunctive relief until the arbitration award is rendered or the dispute, controversy or claim is otherwise resolved.

11.4.3 Costs and Expenses. Each Party will bear its own costs and expenses and attorneys’ fees and an equal share of the mediators’ and/or arbitrators’ and any administrative fees of mediation and/or arbitration. Notwithstanding the foregoing, [***].

11.4.4 Confidentiality. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties, and provided that the foregoing will not prevent a Party from confidentially disclosing the existence, content and results of the arbitration in confidence to its directors, professional advisors, and existing or potential investors or acquirors, and others on a need to know basis or as required by law or regulation.

11.4.5 Awards. The arbitrators may award monetary damages and injunctive relief. All awards of the arbitrators will be final and binding on the Parties, and there will be no appeal of any such award and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

Section 11.5 Notices. All notices or other communications that are required or permitted hereunder will be in writing and delivered personally with acknowledgement of receipt, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to Achaogen, to:

Achaogen, Inc.

7000 Shoreline Court, 3rd Floor

South San Francisco, CA 94080

Attention: [***]

Facsimile: [***]

with a copy to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

Attention: [***]

Facsimile: [***]

If to Isis, to:

Isis Pharmaceuticals, Inc.

1896 Rutherford Road

Carlsbad, California 92008

Attention: Executive Vice President

Facsimile: [***]

with a copy to:

Attention: General Counsel

Facsimile: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed to have been given (a) when delivered, if personally delivered or sent by facsimile on a business day, (b) on the business day after dispatch, if sent by nationally-recognized overnight courier and (c) on the third business day following the date of mailing, if sent by mail. It is understood and agreed that this Section 11.5 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

Section 11.6 Entire Agreement; Modifications. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge will be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 11.7 Relationship of the Parties. It is expressly agreed that the Parties will be independent contractors of one another and that the relationship between the Parties will not constitute a partnership, joint venture or agency.

Section 11.8 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. Any such waiver will not be deemed a waiver of any other right or breach hereunder.

Section 11.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ACHAOGEN, INC.		ISIS PHARMACEUTICALS, INC.

Per:	/s/ John F. Hollway	Per:	/s/ B. Lynne Parshall
John F. Hollway Vice President, Business Development		B. Lynne Parshall Executive Vice President and CFO

APPENDIX 1

DEFINITIONS

“Affiliate” means any person, corporation or other business entity of such Party which, directly or indirectly through one or more intermediaries, actually controls, is actually controlled by, or is under common control with such Party, as the case may be. As used herein, “control” means to possess, directly or indirectly, the power to affirmatively direct the management and policies of such person, corporation or other business entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance.

“Aminoglycoside Program Intellectual Property” means (i) all Aminoglycoside Program Patents, (ii) Isis’ ownership interest, if any, in the Derivative Patents, and (iii) all Aminoglycoside Program Know-How.

“Aminoglycoside Program” means research and development activities directed towards the identification and development of aminoglycoside and aminoglycoside analog compounds conducted by Isis (including any consultants or collaborators of Isis) and/or by [***] under the Funding Agreement (as defined in Section 3.6).

“Aminoglycoside Products” means any therapeutic agents for the treatment and/or prevention of human disease, an active pharmaceutical ingredient of which is a Program Compound. [***] Aminoglycoside Product (for example, for purposes of determining the royalty term under Section 4.6.3(a) above).

“Aminoglycoside Program Know-How” shall mean any proprietary, non-public information or materials, directed to the research, development, registration, manufacture, use, marketing or sale of Aminoglycoside Products which is developed prior to or during the term of this Agreement by or on behalf of Isis (including by [***] under the Funding Agreement (as defined in Section 3.6)). Aminoglycoside Program Know-How may include, without limitation: (i) all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical and safety data and information specifically directed to Aminoglycoside Products; (ii) compositions of matter, assays, development and validation reports and biological materials necessary or actually used for development, manufacture, use or sale of Aminoglycoside Products; (iii) development data and data and information necessary or actually used for manufacturing the Aminoglycoside Products; and (iv) all regulatory applications, registrations licenses, authorizations, approvals and correspondences submitted to or received from any regulatory authorities with jurisdiction over an investigational drug containing an Aminoglycoside Product.

“Aminoglycoside Program Patents” means the Patents on inventions which were developed [***].

“Confidential Information” means all information and know-how and any tangible embodiments thereof provided by or on behalf of one Party to the other Party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement (including the consulting work contemplated by Section 3.5), which may include data, knowledge, practices, processes, ideas, research plans, engineering designs and drawings, research data, manufacturing processes and techniques, scientific, manufacturing, marketing and business plans, and financial and personnel matters relating to the disclosing Party or to its present or future products, sales, suppliers, customers, employees, investors or business.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Notwithstanding the foregoing, information or know-how of a Party will not be deemed Confidential Information of such Party for purposes of this Agreement if such information or know-how:

(a) was already known to the receiving Party, other than under an obligation of confidentiality or non-use, at the time of disclosure to such receiving Party;

(b) was generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or was otherwise part of the public domain, at the time of its disclosure to such receiving Party;

(c) became generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or otherwise became part of the public domain, after its disclosure to such receiving Party through no fault of the receiving Party;

(d) was disclosed to such receiving Party, other than under an obligation of confidentiality or non-use, by a third party who had no obligation to the disclosing Party not to disclose such information or know-how to others; or

(e) was independently discovered or developed by such receiving Party, as evidenced by their written records, without the use of Confidential Information belonging to the disclosing Party and prior to any subsequent disclosure by the receiving Party.

“Control” means possession of the ability to make a disclosure, grant a license or sublicense hereunder without violating the terms of any agreement with any third party and without any compensation to such third party; provided, however, that if a Party has a right to grant a license or sublicense, with respect to an item of intellectual property, information or materials, to the other Party only upon compensation, including e.g. milestones or royalties, to a third party, which compensation is due because of the other Party’s receipt or exercise of such license or sublicense (and only to the extent allocable to such receipt or exercise), pursuant to the agreement under which the first Party first licensed or acquired such item (“Third Party Reimbursement”), then the first Party shall not be deemed to have “Control” of the relevant item unless the other Party agrees to bear the Third Party Reimbursement upon request of the first Party.

“Derivative Compound” means an aminoglycoside or aminoglycoside analog compound “derived” from an Isis Identified Compound by (a) [***] and/or (b) [***]. A compound will be deemed to have been “derived” from an Isis Identified Compound if it is [***] of the Effective Date of this Agreement and (i) is the result of [***], (ii) is the result of [***], and/or (iii) is based on [***]. A compound will be deemed to have been [***] (i) the date such compound is [***] Notwithstanding the foregoing, [***]. In addition, an Isis Identified Compound that [***] will be a Derivative Compound.

“Derivative Patents” means those Patents which [***].

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Generic Competition” means the situation, in any particular country in the Territory, in which (i) a Generic Drug is sold by a third party in such country, (ii) such Generic Drug achieves market penetration of [***] or more in such country (based on sales of units of such Generic Drug and the corresponding Aminoglycoside Product in such country, as reported by [***] reasonably agreed upon by the Parties), and (iii) there are no Valid Claims within the [***] in such country that cover such Aminoglycoside Products and such Generic Drug.

“Generic Drug” means, with regard to any specific Aminoglycoside Product, (a) any product containing the Program Compound which is incorporated into the Aminoglycoside Product, for which Regulatory Approval is obtained by abbreviated NDA (“ANDA”) or other abbreviated process not requiring the filing of a complete NDA in the United States according to applicable US laws and regulations or a corresponding application in any country or pursuant to 21 U.S.C. 505(b)(2), 21 U.S.C. 505(j) or other similar procedure based upon the Aminoglycoside Product containing such Program Compound, which is being sold in such country by any third party other than an Aminoglycoside Product being sold in such country by Achaogen, or its Affiliates or Sublicensees.

“IND” means an investigational new drug application (as defined in 21 CFR 312.3) that is required to be filed with the United Stated Food and Drug Administration for authorization to commence human clinical trials of a drug product, and its equivalent in other countries or regulatory jurisdictions.

“Initiation of Phase II Clinical Trial” means the first administration of an Aminoglycoside Product to the first human in a human clinical trial of such Aminoglycoside Product that would meet the definition in 21 CFR 312.21(b) which is designed to generate dosing and preliminary efficacy data.

“Initiation of Phase III Clinical Trial” means the first administration of an Aminoglycoside Product to the first patient in a human clinical trial of such Aminoglycoside Product which is designed to be of a size and statistical power to support an NDA filing alone or in combination with other similar studies. If it is unclear whether or not a particular study will be sufficient to support an NDA filing (other than by virtue of the uncertainty of safety and efficacy data from that trial) the clinical trial will be deemed to be a Phase III Clinical Trial upon the initiation of activities to prepare an N DA filing for such Aminoglycoside Product.

“Isis Identified Compound” means an [***], including, but not limited to, those which (i) [***], or (ii) are [***].

“Major Market” means the United States, Japan and Europe. For purposes hereof, an Aminoglycoside Product will be deemed to have received Regulatory Approval in Europe upon receipt of Regulatory Approval in any one of the following countries: the United Kingdom, France, Germany, Spain or Italy.

“NDA” means a New Drug Application filed, in whole or in part after completion of clinical trials, with the United Stated Food and Drug Administration to obtain marketing approval for a drug product in the United States or equivalent application for Regulatory Approval in other Major Market countries.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Net Sales” means the aggregate gross receipts received by Achaogen and its Affiliates and sublicensees, as applicable, for the sale of Aminoglycoside Products, less the following deductions:

(a) Prompt payment or other trade, cash or quantity discounts actually allowed and taken in such amounts as are customary in the trade;

(b) Government rebates or chargebacks;

(c) Commissions paid or allowed to distributors and agents who are independent third parties other than such parties who are solely performing detailing functions;

(d) Amounts paid or credited by reason of timely rejection or returns;

(e) Taxes (other than franchise or income taxes on the income of Achaogen) actually paid or withheld, provided that upon the refund of any such tax, such refund will be deemed a receipt;

(f) Allowances, including [***], provided that upon the extinguishment of any such allowance, such extinguishment will be deemed a receipt;

(g) Transportation and delivery charges, including insurance premiums, actually incurred.

Notwithstanding the foregoing, amounts received by Achaogen or its Affiliates and sublicensees for the sale of Aminoglycoside Products among Achaogen or its Affiliates and sublicensees whether for their internal use or for resale or other disposition will not be included in the computation of Net Sales hereunder except to the extent the Aminoglycoside Product is used in a commercial business (e.g. in a clinic).

“Patents” will include (a) all U.S. patents and patent applications, (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any other patents and patent applications claiming priority to any of the foregoing and (c) any foreign or international equivalent of any of the foregoing.

“Program Compound” means an aminoglycoside or aminoglycoside analog compound that is (a) an Isis Identified Compound [***] or (b) a Derivative Compound.

“Regulatory Approval” means (a) in the United States, approval by the Food and Drug Administration of an NDA, or similar application for marketing approval, and (b) in a Major Market other than the United States, approval by the applicable regulatory authority having jurisdiction over such country of a single application or set of applications comparable to an NDA. In the event that the first Regulatory Approval for a given Aminoglycoside Product is obtained in a jurisdiction where a governmental authority establishes pricing and reimbursement levels, Regulatory Approval with respect to such Aminoglycoside Product shall not be deemed to have been obtained until pricing and reimbursement approval for such Aminoglycoside Product in such jurisdiction has been obtained. Except as provided in the previous sentence, in

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

jurisdictions where the applicable regulatory authority sets the pricing authorizations necessary for an Aminoglycoside Product, Regulatory Approval will be deemed to have occurred even if the final approval to market and sell the Aminoglycoside Product is being withheld because Achaogen (or its Affiliates or sublicensee) and the regulatory authority have not yet determined pricing so long as all other approvals, licenses, registrations or authorizations necessary for marketing, sale, and/or use of such Aminoglycoside Product in such jurisdiction have been obtained.

“Sublicense” means a sublicense from Achaogen to a third party under the Aminoglycoside Program Patents for the continued development and/or commercialization of an Aminoglycoside Product.

“Sublicensee” means a third party that develops, manufactures and/or sells an Aminoglycoside Product, with respect to Aminoglycoside Products made and/or sold pursuant to a Sublicense hereunder. For purposes clarity, it is understood that “Sublicensee” shall also include distributors, provided such distributors are responsible for the marketing and promotion of such an Aminoglycoside Product in their respective territories. It is understood that the term “Sublicensee” shall have the foregoing meaning wherever used in this Agreement, whether or not such term is capitalized.

“Sublicense Revenue” means any Payment (defined below) that Achaogen receives from a sublicensee in consideration for a Sublicense, including, but not limited to, license fees, milestone payments, and license maintenance fees, but excluding: (a) royalty payments on the sale of Aminoglycoside Products, (b) payments made in consideration of equity or convertible debt securities of Achaogen at fair market value (but including any premium over fair market value that is paid for such equity or debt securities), (c) payments specifically committed to reimburse Achaogen for the cost of research and development (charged at Achaogen’s fully-burdened costs) incurred after the effective date of the applicable Sublicense, (d) payments specifically committed to reimburse Achaogen for the direct out-of-pocket cost of patent prosecution and maintenance incurred after the effective date of the applicable Sublicense, (e) bona fide, interest bearing non-convertible loans (unless and until such loans are forgiven or repaid at a discounted rate), payments to reimburse Achaogen’s costs for products or materials and (f) any applicable withholding taxes and any other amounts actually withheld against the amounts actually received by Achaogen or its Affiliates unless or until Achaogen or its Affiliates recoup such taxes and charges. For purposes of calculating Sublicense Revenue, a series of Sublicenses to the same sublicensee or related sublicensees will be aggregated to constitute a single Sublicense. As used in this definition, “Payment” shall mean a payment that Achaogen receives in cash, or in the form of debt or equity of the sublicensee. If Achaogen receives such a Payment in the form of debt or equity of the sublicensee, the portion of such payment due to Isis under Section 4.2 shall be paid in kind (i.e., [***] of such debt or equity will be transferred to Isis); provided that [***]).

“Valid Claim” means a claim of an issued and unexpired Patent, or a claim of a pending Patent application which has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; provided, however, that if the holding of such court or agency is later reversed by a court or agency with overriding

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authority, the claim shall be reinstated as a Valid Claim with respect to Net Sales made after the date of such reversal. Notwithstanding the foregoing, if a claim of a pending Patent application within the Aminoglycoside Program Patents has not issued as a claim of an issued Patent within the Aminoglycoside Program Patents, within [***] years after the filing date from which such claim takes priority, such pending claim shall not be a Valid Claim for purposes of this Agreement until such claim issues as a claim of an issued Patent, after which it shall be a Valid Claim to the extent described above.

“Venture Capital Financing” means any sale or issuance by Achaogen of its equity securities to investors for capital raising purposes with total cash proceeds received by Achaogen of not less than $[***] under this Agreement.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX 2

AMINOGLYCOSIDE PROGRAM PATENTS

ISIS Docket	Serial/Patent No	Title
[***]	[***]	[***]

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 4.1

FORM OF STOCK ISSUANCE AGREEMENT

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EXHIBIT 4.2

Following is an example of the application of credits under Section 4.2.

Assume Achaogen develops the first Aminoglycoside Product through [***] on its own, and pays to Isis the $1M IND milestone and the $2M Initiation of Phase II Clinical Trial milestone under Section 4.3. Achaogen subsequently enters into a partnering agreement and receives Sublicense Revenue of $25M with respect to such Aminoglycoside Product. The net amount payable to Isis with respect to such $25M Sublicense Revenue would equal $[***] (i.e., [***] of such Sublicense Revenue, or $[***], less a combined credit of $3M for the IND milestone and the Initiation of Phase II milestone previously paid). Following receipt of such Sublicense Revenue, the Sublicensee initiates the first Phase III Clinical Trial for such Aminoglycoside Product; upon Initiation of such Phase III Clinical Trial, Achaogen would owe Isis an additional $[***] under Section 4.3 (i.e., the $4M Initiation of Phase III milestone under Section 4.3, less a credit equal to the $[***] Sublicense Revenue payment described above).

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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